Exhibit 99.1

News Release

Ritchie Bros. Nominates Carol Stephenson and Mahesh Shah to Board of Directors

VANCOUVER, B.C. (February 16, 2022) – Ritchie Bros. Auctioneers Incorporated (NYSE: RBA) (TSX: RBA) (“Ritchie Bros. and the “Company”), is pleased to announce that it will nominate Carol Stephenson and Mahesh Shah to its Board of Directors at its upcoming Annual and Special Meeting of Shareholders being held on April 27, 2022.

Erik Olsson, Chairman of the Board for Ritchie Bros. said: “We are very pleased to nominate Carol and Mahesh to the Board of Directors. Each of the nominees bring strong and relevant backgrounds and will add valuable experience and perspective to the Ritchie Bros. Board of Directors as we serve our valued customers by working towards achieving our strategic vision to be the trusted global marketplace for insights, services, and transaction solutions for commercial assets. We are grateful that we continue to attract such high-quality directors to our Board.”

Carol Stephenson has extensive public company board experience. She is currently on the boards of General Motors Corporation (NYSE: GM) and Maple Leaf Foods, Inc. (TSE: MFI) and has previously served on the boards of Ballard Power Systems, Inc. (2012 to 2017), Intact Financial Corporation (2004 to 2021), Manitoba Telecom Services, Inc. (2008 to 2016) and Sears Canada, Inc. (2001 to 2006). Ms. Stephenson served as Dean of the Ivey Business School at the University of Western Ontario from 2003 until her retirement in 2013. Prior to joining the Ivey Business School, she was President and CEO of Lucent Technologies Canada from 1999 to 2003 and a member of the Advisory Board of General Motors of Canada, Limited, a GM subsidiary, from 2005 to 2009. Ms. Stephenson is an officer of the Order of Canada.

Mahesh Shah currently serves as EVP & Chief Technology and Products Officer at CDK Global, Inc. CDK Global focuses on providing end-to-end, omnichannel retail commerce solutions to partners in the automotive, heavy truck, recreation, and heavy equipment industries. In his role, Mr. Shah drives product innovation, R&D and the strategic roadmap for existing and future portfolios. While at CDK Global, Mr. Shah has led the transformation and modernization of architecture as well as an innovation-led introduction of a new product suite. He leads a 2,500 person team, a majority of which is in product and engineering. Prior to taking on this role in 2019, Mr. Shah served as SVP & GM, Applications & Global Business Process Services at DXC Technology Company from 2017 to 2019 and held various senior positions at Hewlett Packard, Inc. from 2001 to 2017 and IBM Corporation from 1996 to 2001.

In addition, Bev Briscoe has advised the Company of her intention to retire from the Board of Directors and, accordingly, to not stand for re-election at the Company’s upcoming Annual and Special Meeting of Shareholders. Ms. Briscoe has served on the Ritchie Bros. Board of Directors since 2004 and served as Chair of the Board from 2014 to 2020. Mr. Olsson said: “On behalf of the Board of Directors, we would like to express our sincere thanks and appreciation to Bev for her insight, wisdom, and advice over the past 18 years; during which time we have undergone significant transformation and growth. Bev has been an integral part of our successful journey. We wish her the very best in her retirement.”

About Ritchie Bros.:

Established in 1958, Ritchie Bros. (NYSE and TSX: RBA) is a global asset management and disposition company, offering customers end-to-end solutions for buying and selling used heavy equipment, trucks and other assets. Operating in a number of sectors, including construction, transportation, agriculture, energy, mining, and forestry, the company’s selling channels include: Ritchie Bros. Auctioneers, the world’s largest industrial auctioneer offering live auction events with online bidding; IronPlanet, an online marketplace with weekly featured auctions and providing the exclusive IronClad Assurance® equipment condition certification; Marketplace-E, a controlled marketplace offering multiple price and timing options; Ritchie List, a self-serve listing service for North America; Mascus, a leading European online equipment listing service; Ritchie Bros. Private Treaty, offering privately negotiated sales; and sector-specific solutions GovPlanet, TruckPlanet, and Kruse Energy. The Company’s suite of solutions also includes Ritchie Bros. Asset Solutions and Rouse Services LLC, which together provides a complete end-to-end asset management, data-driven intelligence and performance benchmarking system; SmartEquip, an innovative technology platform that supports customers’ management of the equipment lifecycle and integrates parts procurement with both OEMs and dealers; plus equipment financing and leasing through Ritchie Bros. Financial Services. For more information about Ritchie Bros., visit RitchieBros.com.

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News Release

Caution Regarding Forward Looking Statements

This news release contains forward-looking statements and forward-looking information within the meaning of applicable U.S. and Canadian securities legislation (collectively, “forward-looking statements”), including, in particular, statements regarding the anticipated contributions of the anticipated new board members and any other statements regarding events or developments that Ritchie Bros. believes or anticipates will or may occur in the future. Forward-looking statements are statements that are not historical facts and are generally, although not always, identified by words such as “expect”, “plan, “anticipate”, “project”, “target”, “potential”, “schedule”, “forecast”, “budget”, “estimate”, “intend” or “believe” and similar expressions or their negative connotations, or statements that events or conditions “will”, “would”, “may”, “could”, “should” or “might” occur. All such forward-looking statements are based on the opinions and estimates of management as of the date such statements are made. Forward-looking statements necessarily involve assumptions, risks and uncertainties, certain of which are beyond Ritchie Bros.’ control, including the risks and uncertainties set forth in Ritchie Bros.’ Annual Report on Form 10-K for the year ended December 31, 2020, and Ritchie Bros.’ Quarterly Report on Form 10-Q for the quarter ended September 30, 2021, each of which are available on the SEC, SEDAR, and Ritchie Bros.’ websites. The foregoing list is not exhaustive of the factors that may affect Ritchie Bros.’ forward-looking statements. There can be no assurance that forward-looking statements will prove to be accurate, and actual results may differ materially from those expressed in, or implied by, these forward-looking statements. Forward-looking statements are made as of the date of this news release and Ritchie Bros. does not undertake any obligation to update the information contained herein unless required by applicable securities legislation. For the reasons set forth above, you should not place undue reliance on forward-looking statements.

For investor inquiries, please contact:

Sameer Rathod

Vice President, Investor Relations & Market Intelligence

+1.510.381.7584

srathod@ritchiebros.com

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